NEWYORK 4194085v1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of report (Date of earliest event reported): November 30, 2001

                         URSTADT BIDDLE PROPERTIES INC.
               (Exact Name of Registrant as Specified in Charter)

Maryland                        1-12803                              04-2458042
(State or Other Jurisdiction   (Commission File Number)        (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code: (203) 863-8200

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Item 5.   Other Events.


         On November 30, 2001, Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), repurchased (the "Repurchase") 200,000 shares (the "Shares") of its outstanding 8.99% Series B Senior Cumulative Preferred Stock (the "Preferred Stock"). The Repurchase was effected in a negotiated transaction with the holder of the Shares. The purchase price for the Shares was $16,050,000. The Shares were originally issued at a purchase price of $20,000,000 and had a liquidation preference of $20,000,000. After giving effect to the Repurchase, 150,000 shares of Preferred Stock of the Company remain outstanding.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut on December 5, 2001.


                         URSTADT BIDDLE PROPERTIES INC.

                            By: _____/s/_____________
                                James R. Moore
                            Executive Vice President - Chief Financial Officer


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